UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2023

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6460 Main Street
Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 926-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)Effective January 24, 2023, the Board of Directors of Evans Bancorp, Inc. (the “Company”) approved certain amendments to the Company’s bylaws.

Section 2.02 of the bylaws was amended to revise the notice provision for a shareholder to nominate a director or bring new business before an annual meeting. As revised, for a nomination or other business to be brought before an annual meeting by a shareholder, notice must be provided to the Company not less than 90 days and not more than 120 prior to the anniversary date of the Company’s proxy material for the prior year’s annual meeting. Previously, the deadline had been no less than 14 days and no more than 50 days preceding the meeting date. Additionally, the information required to be provided in a notice with respect to a nomination for director must also include such information as required by the proxy rules of the SEC. The notice provision in effect prior to this revision to the bylaws shall apply to the 2023 annual meeting.

Section 2.04 of the bylaws was amended to delete the age limit for appointment or election to the Board of Directors (the “Board”).

Section 8.01 of the bylaws was amended to clarify that the bylaws may also be amended or repealed by the shareholders, by a majority vote of the outstanding shares.

Finally, Section 1.09 of the bylaws was amended to modify the shareholder vote requirement for election of directors. Previously, the bylaws provided that directors are elected by a plurality of votes cast. As revised, Section 1.09 refers to and is subject to the majority voting policy that was also adopted by the Board as of January 24, 2023. Under the majority voting policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at a meeting of shareholders shall promptly tender his or her resignation following the certification of the shareholder vote. The Corporate Governance and Nominating Committee will consider the resignation and will recommend to the Board whether to accept the resignation or take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” his or her election. The Board will act on the Committee’s recommendation no later than 90 days following the certification of the shareholder vote. The Company will publicly disclose the Board’s decision and process in a periodic or current report filed with or furnished to the SEC within 90 days following the certification of the shareholder vote. Any director who tenders his or her resignation will not participate in the Committee’s or full Board’s deliberations, considerations or actions regarding whether or not to accept or reject the resignation or take any related action.

A copy of the amended sections of bylaws are attached to this Current Report as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Evans Bancorp, Inc., effective as of January 24, 2023

104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

January 30, 2023	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer